Exhibit 99.1

1 Healthcare Trust, Inc. Third Quarter 2022 Investor Webcast Presentation

Q3'22 Company Overview

HTI
Healthcare Trust Inc

HTI is a $2.6 billion[1] healthcare REIT with a high-quality portfolio focused on two segments, Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High Quality Portfolio	✓ High-quality portfolio featuring 199 healthcare properties that are 76% MOB and 24% SHOP[2] ✓ High MOB portfolio Occupancy[3] in Q3'22 of 90.4% plus a forward Leasing Pipeline[3] of 17,200 SF that is expected to increase MOB portfolio Occupancy to 90.8% and Annualized Straight-Line Base Rent[3] by $0.4 million[4] ✓ SHOP portfolio Occupancy improved to 75.8%[5] in Q3'22 from 74.3% in Q3'21, as COVID-19-related headwinds have subsided ✓ Geographically diversified across 33 states with select concentrations in states that management believes to have favorable demographic tailwinds
Diligent Acquisition Program[6]	✓ Year-to-date closed and pipeline acquisitions of $64.5 million at a 7.9% weighted average Cap Rate[3], including three acquisitions closed thus far in 2022 for $17.6 million at an 8.6% weighted average Cap Rate and a Q4'22 acquisition pipeline of four properties for $46.9 million at a 7.7% weighted average Cap Rate[6]
Resilient Performance	✓ Year-over-year, NOI improved to $32.3 million from $30.8 million as revenues from the MOB segment continued to increase as a result of accretive acquisitions ✓ Maintained high MOB Occupancy throughout the COVID-19 pandemic above 90% and collected 100% of MOB Cash Rent[3] ✓ Year-over-year, HTI's exposure to MOB assets increased from 69% to 76%[2] in part due to high-quality MOB acquisitions, which management believes to have more predictable cash flows than SHOP assets, and strategic SHOP dispositions
Experienced Management Team	✓ Year-over-year, HTI improved Net Leverage[3] to 37.9% from 41.3% and increased Liquidity[3][7] to $263 million from $196 million, ensuring financial flexibility and acquisition capacity ✓ Proven track record with significant public REIT market experience ✓ Dedicated SHOP management team led by John Rimbach and his core team that collectively have over 110 years of SHOP operating experience

(1) Based on total real estate investments, at cost of $2.6 billion, net of gross market lease intangible liabilities of $22.4 million as of September 30, 2022.
(2) Percentages are based on NOI for the nine months ended September 30, 2022. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Assuming no expirations or terminations and that non-binding letters of intent will lead to definitive leases that will commence on their contemplated terms, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2022 and 2023. The forward Leasing Pipeline should not be considered an indication of future performance.
(5) For the SHOP portfolio, based on unit count as of September 30, 2022. As of September 30, 2022, HTI had 4,374 rentable units in its SHOP segment.
(6) Refer to slide 7 for additional information.
(7) Refer to slide 8 for additional information.

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3 (1) Excludes two land assets. (2) Based on total real estate investments, at cost of $2.6 billion, net of gross market lease intangible liabilities of $22.4 mi lli on as of September 30, 2022. (3) See Definitions in the Appendix for a full description. For the SHOP portfolio, based on unit count as of September 30, 2022. (4) Represents approximately 90% of HTI’s MOB segment which increase the cash rental payments in future periods. Approximately 86 % a re fixed - rate, 4% are based on the Consumer Price Index and 10% do not contain any escalation provisions. Portfolio Snapshot HTI’s dynamic portfolio features an MOB portfolio that is 90% occupied with embedded long - term cash rent growth and an over 4,300 - unit SHOP portfolio with significant Occupancy upside that is operated by four operators ($ in millions and SF in thousands) MOB SHOP Rentable Square Feet / Units (SHOP) 5,069 4,030 Properties (1) 149 50 States 28 14 Real Estate assets at cost (2) $1,419 $1,144 Percentage of NOI 76.1% 23.9% Occupancy (3) 90.4% 75.8% Annual Rent Escalations 2.3% (4) Market Rates Weighted Average Remaining Lease Term (3) 5.0 Years N/A

Dynamic Portfolio Fundamentals

HTI is focused on deploying capital into select, high-quality MOB and SHOP assets throughout the United States and increasing portfolio Occupancy

Portfolio Highlights

- ✓ MOB portfolio that is diversified across 28 states and features long-term leases to credit-worthy tenants with embedded contractual cash rental income growth of 2.3% on approximately 90% of leases
- ✓ Actively managed and resilient SHOP portfolio with significant Occupancy upside that is operated by four operators
- ✓ Geographically diversified across 33 states with select state concentrations that management believes to have favorable demographic tailwinds
- ✓ Complete collection of original Cash Rent due across the MOB portfolio in Q3'2022

High-Quality Portfolio



24%
$94 million
NOI(1)
76%
MOB
SHOP

Diversified Geographically Across 33 States



MOB
SHOP

Select Geographic Mix



PA 16%
FL 12%
IL 9%
GA 9%
IA 6%
AZ 6%
CA 5%
MI 5%
TX 4%
WI 4%
Other 24%
Top 10 States(2)

(1) Percentages are based on NOI for the nine months ended September 30, 2022. See appendix for a reconciliation of aggregate NOI to aggregate GAAP net income.
(2) Based on square feet as of September 30, 2022.

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5 x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of $16 billion (1) x Streamlined SHOP portfolio to only four operators, including two industry leaders, from over 15 operators in 2019 x Developed strong tenant relationships with leading medical institutions such as UPMC, a leading health enterprise with over 92,000 employees and 800 clinical locations x HTI remains committed to developing strong partnerships with leading healthcare brands that we believe benefit patients and other stakeholders Strategic Partners HTI partners with top healthcare brands in well - established markets MOB SHOP (1) Market capitalization data as of September 30, 2022.

Revamped SHOP Marketing Program

HTI
HEALTHCARE TRUST INC

In the second quarter of 2022, HTI's SHOP operating partners launched a new social media marketing campaign that has resulted in the generation of approximately 2,000 leads on average per month, which is a 43% increase from approximately 1,400 leads per month on average prior to the launch of the revamped marketing program

The new SHOP marketing campaign is a social media focused marketing effort that incorporates positive social promotion videos to set customer perspective and capture interest and awareness

- ***Media channels include digital social, directed email, and media coverage***
- ***HTI's Advisor believes that the campaign will continue to result in a significant increase in SHOP lead generation***
- ***In Q3'22, over 2,300 leads on average per month were generated from the new marketing strategy***
- ***Year-over-year, SHOP portfolio Occupancy improved to 75.8% in Q3'22 from 74.3% in Q3'21***

Monthly Average Lead Volume



1,490
1,397
1,122
1,420
1,333
1,473
1,369
1,270
1,897
2,139
2,222
2,769
Oct-21
Dec-21
Feb-22
Apr-22
Jun-22
Aug-22







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Diligent Acquisition Program

HTI
HEALTHCARE TRUST INC

Year-to-date closed and pipeline acquisitions of $64.5 million at a 7.9% weighted average Cap Rate, including three acquisitions closed thus far in 2022 for $17.6 million at an 8.6% weighted average Cap Rate and a Q4'2022 acquisition pipeline of four properties for $46.9 million at a 7.7% weighted average Cap Rate

($ in millions, square feet in thousands and lease term remaining in years)

2022 Closed Transactions	Property Type	State	Number of Properties	Square Feet	Purchase Price[1]	Wtd. Avg. Cap Rate[2]	Wtd. Avg. Lease Term Remaining[3]	Closed
Millennium Eye MOB	MOB: Multi-Tenant	NJ	1	25	$8.2		9.5	Closed Q2'22
Bone and Joint Specialists MOB	MOB: Single-Tenant	IN	1	16	$4.1		5.0	Closed Q2'22
Atlanta Gastro MOB	MOB: Single-Tenant	GA	1	11	$5.3		7.5	Closed Q2'22
Total Closed 2022			**3**	**52**	**$17.6**	**8.6%**	**7.7**	

Q4'2022 Pipeline[4]	Property Type	State	Number of Properties	Square Feet	Purchase Price	Wtd. Avg. Cap Rate	Wtd. Avg. Lease Term Remaining	Status
Hope Orthopedics	MOB: Single-Tenant	OR	1	55	$20.0		12.0	LOI Executed
Baltimore VA	MOB: Single-Tenant	MD	1	68	$14.0		4.5	LOI Executed
East Carolina ENT MOB	MOB: Single-Tenant	NC	1	23	$7.7		12.0	LOI Executed
St. Peter's MOB	MOB: Single-Tenant	NY	1	17	$5.2		5.0	LOI Executed
Total Q4'2022 Pipeline			**4**	**162**	**$46.9**	**7.7%**	**8.1**	
Total 2022 Closed Transactions + Q4'2022 Pipeline			**7**	**214**	**$64.5**	**7.9%**	**8.0**	

(1) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the nine months ended September 30, 2022, were $0.2 million.
(2) See Definitions in the Appendix for a full description.
(3) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(4) Includes pipeline as of November 15, 2022. Definitive PSAs are subject to conditions and LOIs are non-binding. There can be no assurance these pipeline acquisitions will be completed on their current terms, or at all.

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Conservative Leverage Profile

HTI
HEALTHCARE TRUST INC

In Q3'22, HTI continued to manage its capital structure and ensure financial flexibility and acquisition capacity by maintaining conservative Net Leverage[(1)] and ample Liquidity[(1)]

Debt Capitalization[(2)] *($mm)*	Q3'22	Q3'21
Mortgage Notes Payable	$585	$549
Fannie Mae Master Revolving Credit Facilities	$353	$355
Total Secured Debt	**$938**	**$904**
Credit Facility – Revolving Credit Facility	$0	$125
Credit Facility –Term Loan[(2)]	$150	$150
Total Unsecured Debt[(2)]	**$150**	**$275**
Total Debt	**$1,088**	**$1,179**
Weighted Average Interest Rate[(3)]	**3.8%**	**3.6%**

Key Capitalization Metrics *($mm)*	Q3'22	Q3'21
Net Debt[(1)]	$1,048	$1,149
Liquidity[(4)]	**$263**	**$196**
Net Leverage	**37.9%**	**41.3%**

Balanced Capital Structure

Mortgage Debt

- $379 million mortgage loan with Capital One, at a 3.7% interest rate fixed by swap, that matures in 2026
- $119 million CMBS loan with KeyBank, at a 4.6% fixed interest rate, that matures in 2028
- $43 million CMBS financing with BMO, at a 2.9% fixed interest rate, that matures in 2031

Credit Facilities

- Fannie Mae Master Credit Facilities: Consists of two facilities between KeyBank and Capital One. The credit facilities had a weighted average interest of 4.7% as of September 30, 2022, and mature in 2026
- Revolving Credit Facility and Term Loan: The revolving credit facility and term loan mature in 2024, with exercise of HTI's extension option, and currently have total commitments of $655 million. HTI had $92 million of availability on its revolving credit facility to fund acquisitions and general corporate purposes as of September 30, 2022

Capital Markets

- HTI issued $143 million of preferred stock in 2021, including an $87 million Series B Preferred Stock Offering that received a BBB- investment grade rating from Egan-Jones Ratings Company, which management believes to reflect the high-quality and diversified nature of HTI's portfolio

Note: Metrics as of and for the three months ended September 30, 2022.

(1) See Definitions in the Appendix for a full description.

(2) Excludes the effect of deferred financing costs, net and mortgage premiums/discounts, net. The equity interests and related rights in our wholly-owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of HTI's credit facility are pledged for the benefit of the lenders thereunder. These real estate assets are not available to satisfy other debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced.

(3) Weighted average interest rate based on balance outstanding as of September 30, 2022.

(4) As of September 30, 2022, HTI had $40.1 million of cash and cash equivalents and the current availability under the revolving credit facility was $222.8 million, of which $92.0 million was available for general corporate purposes and acquisitions, with the remainder available to repay other existing debt obligations. HTI is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million.

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Key Operating Highlights

Year-over-year, HTI proactively managed the Company's portfolio and positioned the Company for growth and as a result, increased MOB NOI and SHOP Occupancy

Operating Highlights

- ✓ Year-over-year, NOI derived from the MOB portfolio increased to $23.8 million from $22.0 million as revenues from the MOB segment increased as a result of accretive acquisitions
- ✓ HTI's MOB forward Leasing Pipeline of 17,200 SF is expected to increase MOB portfolio Occupancy to 90.8% from 90.4% and Annualized Straight-Line Base Rent by $0.4 million
- ✓ Increased SHOP occupancy by 1.5% year-over-year as COVID-19 related headwinds have subsided

Durable and Resilient MOB NOI Performance[1]



$22.0
+8%
$23.8
Q3'2021
Q3'2022

17,200 SF MOB Forward Leasing Pipeline



90.4%
+0.4%
90.8%
Q3'2022
Q3'2022 Forward Leasing Pipeline[2]

Increasing SHOP Occupancy



74.3%
+1.5%
75.8%
Q3'2021
Q3'2022

(1) Percentages are based on NOI. See appendix for Non-GAAP reconciliations.
(2) Assuming no expirations or terminations and that non-binding letters of intent will lead to definitive leases that will commence on their contemplated terms, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2022 and 2023. The forward Leasing Pipeline should not be considered an indication of future performance.

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Company Highlights

HTI
HEALTHCARE TRUST INC

In the third quarter, HTI continued to focus on increasing Occupancy, acquiring high-quality MOB assets, enhancing its SHOP assets, and maintaining a conservative balance sheet

- ✓ ***High-Quality Portfolio*** of 199 healthcare properties comprised of 76% MOB and 24% SHOP properties(1)
- ✓ ***Resilient MOB Performance*** with a year-over-year increase in MOB NOI from $22.0 million to $23.8 million and a forward Leasing Pipeline of 17,200 SF that is expected to increase MOB Occupancy to 90.8%(2) from 90.4%
- ✓ ***Increased SHOP Occupancy*** by 1.5% year-over-year as COVID-19 related headwinds have subsided
- ✓ ***Revamped SHOP Marketing Program*** launched in Q2'22 that has resulted in the generation of approximately 2,000 leads on average per month, which is a 43% increase from approximately 1,400 leads per month on average prior to the launch of the revamped marketing program
- ✓ ***Streamlined SHOP Portfolio*** operators to only four operators, including two industry leaders, from over 15 operators in 2019
- ✓ ***Collected*** 100% of the Cash Rent due from HTI's MOB portfolio in 2021 and year-to-date 2022
- ✓ ***Conservative Balance Sheet*** with Net Leverage of 37.9%, an improvement of 3.4% year-over-year, and Liquidity of $263 million(3) as of Q3'22
- ✓ ***Experienced Management Team*** with a proven track record and significant public REIT experience

(1) Percentages based on NOI for the nine months ended September 30, 2022. See appendix for Non-GAAP reconciliations.
(2) Assuming no expirations or terminations and that non-binding letters of intent will lead to definitive leases that will commence on their contemplated terms, or at all, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2022 and 2023. The forward Leasing Pipeline should not be considered an indication of future performance.
(3) See slide 8 and Definitions in the Appendix for further details. HTI is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million.

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11 Experienced Leadership Team Scott Lappetito Chief Financial Officer, Secretary, and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer, Treasurer and Secretary for HTI. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions. Mr. Ruggiero has over 20 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Trent Taylor Senior Vice President, Asset Management Mr. Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing. Mr. Taylor has over 12 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Michael Weil Chief Executive Officer Mr. Weil was named Healthcare Trust Inc.’s chief executive officer on August 23, 2018, which went into effect on September 12, 2018. He is a founding partner of AR Global and has served as a leading executive and board member on several publicly - traded and non - traded real estate companies. Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust. Mr. Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA). John Rimbach President of Healthcare Facilities Mr. Rimbach brings a strong expertise in seniors housing management which he established over a 30 - year career. Prior to joining the Company’s advisor, Mr. Rimbach served as President/CEO and Founder of WESTLiving , LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio. Prior to that, Mr. Rimbach served as COO of AF Evans Company Inc. from 1999 to 2008, and was the Development Director of NCB Development Corporation from 1993 to 1999.

12 Dedicated SHOP Team Kimberly Holmes: VP – Operational Analytics ▪ 25 year career in senior housing and hospitality ▪ Her work on financial analysis, planning and benchmarking will translate into operational plans and action items for the portfolio Susan K. Rice, RN: VP – Clinical Operations ▪ 30 year career in the healthcare industry ▪ Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance John Rimbach: President of Healthcare Facilities ▪ Former President, CEO & Founder of WESTLiving ▪ 30 year career in the financing, development, acquisition, ownership and operation of senior housing portfolios Angie Ehlers: VP – Sales & Marketing ▪ Over her 26 year career, Angie has directed sales and marketing efforts at many senior level positions ▪ Her experience allows her to provide unique insight into markets and product positioning for the HTI SHOP portfolio John Rimbach and his core team collectively have over 110 years of SHOP experience and have been with HTI’s Advisor for nearly five years. This experienced group plays an essential role in managing HTI’s SHOP portfolio

Strong Corporate Governance

Majority Independent Board of Directors, including an audit committee and nominating and corporate governance committee comprised solely of independent directors

Board of Directors



Leslie Michelson
Non-Executive Chairman, Audit Committee Chair
- Chairman of Private Health Management from April 2007 until February 2020, and executive chairman and a director since March 2020
- Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013



Edward Rendell
Independent Director
- Independent director of the Company since December 2015
- 45th Governor of the Commonwealth of Pennsylvania from 2003 through 2011
- Mayor of Philadelphia from 1992 through 2000



Elizabeth K. Tuppeny
Independent Director, Nominating and Corporate Governance Committee Chair
- Chief Executive Officer and founder of Domus, Inc., since 1993
- 30 years of experience in the branding and advertising industries, with a focus on Fortune 50 companies
- Ms. Tuppeny also founded EKT Development, LLC to pursue entertainment projects in publishing, feature film and education video games



B.J. Penn
Independent Director
- Mr. Penn serves as president of Penn Construction Group, Inc., and as president and chief executive officer of Genesis IV, LLC
- Mr. Penn is the chairman of the board of directors of Spectra Systems Corporation, is a trustee emeritus at the George Washington University and serves on the boards of the National Trust for the Humanities and the Naval Historic Foundation.



Michael Weil
Director
- Founding partner of AR Global
- Previously served as Senior VP of sales and leasing for American Financial Realty Trust
- Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA)

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14 Legal Notice

Disclaimer

References in this presentation to the “Company,” “we,” “us” and “our” refer to Healthcare Trust, Inc. (“HTI”) and its consolidated subsidiaries.

The statements in this presentation that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the section titled Risk Factors of HTI’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI’s subsequent reports. Please see slides 16 and 17 for further information. Further, forward-looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the section titled Risk Factors of HTI’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

This presentation includes certain non-GAAP financial measures, including net operating income (“NOI”). NOI is a non-GAAP measure of our financial performance and should not be considered as an alternative to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. The reconciliation of net income to NOI for the applicable periods is set forth on slides 20 and 21 to this presentation.

Securities Ratings
A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating.

15

Forward-Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 18, 2022 and all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Our property portfolio has a high concentration of properties located in Florida. Our properties may be adversely affected by economic cycles and risks inherent to that state.
- Our Credit Facility restricts us from paying cash distributions on or repurchasing our common stock until we satisfy certain conditions and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") and our 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 par value per share (the "Series B Preferred Stock").
- Our Credit Facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the global COVID-19 pandemic, including negative impacts on our tenants and operators and their respective businesses.
- Starting in March 2020, the COVID-19 pandemic and measures to prevent its spread began to affect us in a number of ways. Occupancy in our SHOP portfolio trended lower since the second half of March 2020 to a low of 72.0% as of March 31, 2021 and has subsequently begun to stabilize, reaching 75.8% as of September 30, 2022, as government policies and implementation of infection control best practices and prospective residents' concerns about communal-setting COVID-19 spread limited resident move-ins. We also experienced lower inquiry volumes and reduced in-person tours during the pandemic. These and other impacts of the COVID-19 pandemic affected our ability to fill vacancies.
- Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations.
- Geopolitical instability due to the ongoing military conflict between Russia and Ukraine has and may continue to adversely impact the U.S. and global economies.
- No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.

16

17 Forward - Looking Statements (Continued) • We focus on acquiring and owning a diversified portfolio of healthcare - related assets located in the United States and are subje ct to risks inherent in concentrating investments in the healthcare industry. • The healthcare industry is heavily regulated, and we and our tenants may be impacted by new laws or regulations, including th e C ARES Act and the auditing and reporting requirements instituted by the CARES Act, or changes to existing laws or regulations. • Loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic v iab ility of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect our income and c ash flow. • We assume additional operating risks and are subject to additional regulation and liability because we depend on eligible ind epe ndent contractors to manage some of our facilities. • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due . Increases in interest rates could increase the amount of our debt payments. We will likely incur additional indebtedness in the future. • Our Credit Facility contains various covenants that may restrict our ability to take certain actions and may restrict our abi lit y to use our cash and make investments. • We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services requi red for us to conduct our operations and our operating performance may be impacted by adverse changes in the financial health or reputation of our Advisor and our Pr operty Manager. • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the A dvi sor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our mat ters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us. • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may re quire us to pay a termination fee in some cases. • Estimated Per - Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us . • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate struct ure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. • Certain provisions in our bylaws and agreements may deter, delay or prevent a change in our control. • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our bus iness combination opportunities. • We may fail to continue to qualify as a REIT.

18 Appendix

19 Definitions Annualized Straight - Line Base Rent : Represents the total contractual base rents on a straight - line basis to be received throughout the duration of the lease currently in place expressed as a per annum value . Includes adjustments for non - cash portions of rent . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter . We calculate “original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Leasing Pipeline : Includes ( i ) all leases fully executed by both parties as of November 15 , 2022 , but after September 30 , 2022 and (ii) all leases under negotiation with an executed LOI by both parties as of November 15 , 2022 . This represents eight LOIs totaling approximately 17 , 200 square feet . There can be no assurance that the LOIs will lead to definitive leases or will commence on their current terms, or at all . Leasing Pipeline should not be considered an indication of future performance . Lease Term Remaining : Current portfolio calculated from September 30 , 2022 . Weighted based on square feet . Liquidity : As of September 30 , 2022 , HTI had $ 40 . 1 million in cash and cash equivalents, and $ 222 . 8 million available for future borrowings under HTI's credit facility, of which $ 92 . 0 million was available for general corporate purposes and acquisitions, with the remainder available to repay other existing debt obligations . As of September 30 , 2021 , HTI had $ 29 . 8 million in cash and cash equivalents, and $ 166 . 5 million available for future borrowings under HTI's credit facility . Net Debt : Total gross debt of $ 1 . 1 billion per slide 8 less cash and cash equivalents of $ 40 . 1 million as of September 30 , 2022 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance expenses . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Net Leverage : Represents “Net Debt” as defined above as debt less cash and cash equivalents divided by total assets of approximately $ 2 . 2 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $ 591 . 3 million as of September 30 , 2022 . Occupancy : For MOB properties, occupancy represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . For SHOP properties, occupancy represents total units occupied divided by total units available as of the date or period end indicated .

20 Reconciliation of Non - GAAP Metrics: NOI Three Months Ended September 30, 2022 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 33,185 $ 50,275 $ 83,460 Property operating and maintenance 9,377 41,821 51,198 NOI $ 23,808 $ 8,454 $ 32,262 Impairment charges (8,949) Operating fees to related parties (6,333) Acquisition and transaction related (199) General and administrative (4,471) Depreciation and amortization (20,854) Interest expense (13,284) Interest and other income 10 Gain on sale of real estate investments 194 Gain on non - designated derivatives 1,826 Income tax expense (77) Net loss attributable to non - controlling interests 22 Allocation for preferred stock (3,450) Net loss attributable to stockholders $ (23,303) Three Months Ended September 30, 2021 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 30,813 $ 51,193 $ 82,006 Property operating and maintenance 8,803 42,415 51,218 NOI $ 22,010 $ 8,778 $ 30,788 Impairment charges (26,642) Operating fees to related parties (6,045) Acquisition and transaction related (2,198) General and administrative (4,723) Depreciation and amortization (19,786) Interest expense (11,775) Interest and other income 4 Loss on non - designated derivatives (33) Income tax expense (55) Net loss attributable to non - controlling interests 331 Allocation for preferred stock (1,834) Net loss attributable to stockholders $ (41,968)

21 Reconciliation of Non - GAAP Metrics: NOI Nine Months Ended September 30, 2022 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 98,026 $ 152,910 $ 250,936 Property operating and maintenance 26,417 130,463 156,880 NOI $ 71,609 $ 22,447 $ 94,056 Impairment charges (25,786) Operating fees to related parties (19,003) Acquisition and transaction related (1,153) General and administrative (13,369) Depreciation and amortization (61,525) Interest expense (37,098) Interest and other income 24 Loss on sale of real estate investments (109) Gain on non - designated derivatives 3,212 Income tax expense (159) Net loss attributable to non - controlling interests 100 Allocation for preferred stock (10,349) Net loss attributable to stockholders $ (71,159) Nine Months Ended September 30, 2021 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 90,752 $ 155,850 $ 246,602 Property operating and maintenance 25,973 126,160 152,133 NOI $ 64,779 $ 29,690 $ 94,469 Impairment charges (33,601) Operating fees to related parties (17,851) Acquisition and transaction related (2,453) General and administrative (13,318) Depreciation and amortization (59,390) Interest expense (36,016) Interest and other income 60 Gain on sale of real estate investments 2,284 Loss on non - designated derivatives 32 Income tax expense (162) Net loss attributable to non - controlling interests 229 Allocation for preferred stock (4,402) Net loss attributable to stockholders $ (70,183)

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